Exhibit (a)(i)

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                                NOKIA CORPORATION

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                      ALL HOLDERS AND BENEFICIAL OWNERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS
                    ISSUED AND OUTSTANDING UNDER THE TERMS OF
                   THE AMENDED AND RESTATED DEPOSIT AGREEMENT,
                           DATED AS OF MARCH 28, 2000

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                                 Amendment No. 1
                                       to
                     Amended and Restated Deposit Agreement

           ----------------------------------------------------------

                         Dated as of February [__], 2008

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

ARTICLE I
DEFINITIONS....................................................................3
    SECTION 1.01  Definitions..................................................3
    SECTION 1.02  Effective Date...............................................3

ARTICLE II
AMENDMENTS TO AMENDED AND RESTATED DEPOSIT AGREEMENT...........................3
    SECTION 2.01  Deposit Agreement............................................3
    SECTION 2.02  Amendments Binding on all Holders and Beneficial Owners......3
    SECTION 2.03  Charges of Depositary........................................4
    SECTION 2.04  Voting by Electronic Means...................................6
    SECTION 2.05  Electronic Accessibility to Notices, Reports
                  and Communications...........................................6
    SECTION 2.06  Termination..................................................8

ARTICLE III
AMENDMENTS TO THE FORM OF ADR.................................................10
    SECTION 3.01  ADR Amendment...............................................10
    SECTION 3.02  Charges of Depositary.......................................15
    SECTION 3.01  Voting by Electronic Means..................................15
    SECTION 3.02  Available Information.......................................15
    SECTION 3.03  Reports:  Inspection of Transfer Books......................16
    SECTION 3.04  Termination of Agreement....................................16

ARTICLE IV
ADDITIONS OF THE FEE SCHEDULE.................................................18
    SECTION 4.01  Amendment to Fee Schedule...................................18

ARTICLE V
REPRESENTATIONS AND WARRANTIES................................................18
    SECTION 5.01  Representations and Warranties..............................18

ARTICLE VI
MISCELLANEOUS.................................................................19
    SECTION 6.01  Effective Date..............................................19
    SECTION 6.02  New ADRs....................................................19
    SECTION 6.03  Notice of Amendment to Holders of ADSs......................20
    SECTION 6.04  Indemnification.............................................20
    SECTION 6.05  Ratification................................................20
    SECTION 6.06  Governing Law...............................................20
    SECTION 6.07  Counterparts................................................20

EXHIBIT A
FORM OF ADR..................................................................A-1

EXHIBIT B
FEE SCHEDULE.................................................................B-2

EXHIBIT C
NOTICE TO HOLDERS............................................................C-1

            AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

            AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of February [__], 2008 (the "Amendment"), by and among NOKIA CORPORATION, a company incorporated and existing under the laws of the Republic of Finland (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued and outstanding under the Amended and Restated Deposit Agreement, dated as of March 28, 2000.

                                WITNESSETH THAT:

            WHEREAS, the Company and the Depositary previously entered into that certain Amended and Restated Deposit Agreement, dated as of June 28, 1994, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of April 24, 1995, as further amended by Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of April 19, 1999, as further amended by Amendment No. 3 to Amended and Restated Deposit Agreement, dated as of November 8, 1999 (as so amended and supplemented, the "Original Deposit Agreement"), for the creation of American Depositary Shares ("ADSs") representing the Shares (as defined in the Amended and Restated Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the American Depositary Shares; and

            WHEREAS, the Company and the Depositary previously entered into that certain Amended and Restated Deposit Agreement, dated as of March 28, 2000 (as so amended and restated, the "2000 Amended and Restated Deposit Agreement") and that certain letter agreement, dated as of September 27, 2007 (the "Letter Agreement", and together with the 2000 Amended and Restated Deposit Agreement, the "Amended and Restated Deposit Agreement");

            WHEREAS, the ADSs are listed for trading on The New York Stock Exchange ("NYSE") and the NYSE has eliminated the restrictions it previously imposed on depositary banks' fees; and

            WHEREAS, the Company desires to amend Section 5.06 of the Amended and Restated Deposit Agreement, the ADRs currently outstanding, and the form of ADR annexed to the Amended and Restated Deposit Agreement to enable the Depositary to charge certain additional fees in respect of the ADSs; and

            WHEREAS, the Company and the Depositary desire to enable the distribution of the Company's reports by electronic means, and the distribution of voting materials by, and the delivery of voting instructions to, the Depositary by electronic means; and

            WHEREAS, the Company and the Depositary desire to amend Section 6.02 of the Amended and Restated Deposit Agreement, the ADRs currently outstanding, and the form of ADR annexed to the Amended and Restated Deposit Agreement to enable the Depositary to make an immediate sale of Deposited Securities after the termination of the Deposit Agreement if deemed desirable; and

            WHEREAS, pursuant to Section 6.01 of the Amended and Restated Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Amended and Restated Deposit Agreement, the form of ADR annexed to the Amended and Restated Deposit Agreement as Exhibit A, and the ADRs issued and outstanding as of the date hereof for the purposes set forth herein;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Amended and Restated Deposit Agreement, the ADRs currently outstanding, and the form of ADR annexed as Exhibit A to the Amended and Restated Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Amended and Restated Deposit Agreement.

      SECTION 1.02 Effective Date. The term "Effective Date" shall have the meaning given to such term in Section 6.01 hereof.

                                   ARTICLE II

              AMENDMENTS TO AMENDED AND RESTATED DEPOSIT AGREEMENT

      SECTION 2.01 Deposit Agreement. All references in the Amended and Restated Deposit Agreement to the term "Agreement" shall, as of the Effective Date, refer to the Amended and Restated Deposit Agreement, as amended by this Amendment, and as further amended and supplemented from time to time after the Effective Date in accordance with the terms of the Amended and Restated Deposit Agreement.

      SECTION 2.02 Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Amended and Restated Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date.

      SECTION 2.03 Custodian Definition. Section 1.07 of the Amended and Restated Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

            "Custodian. The term "Custodian" shall mean, as of the date hereof, Nordea Bank Finland PLC, as Custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.07 as substitute custodian or an additional custodian hereunder, as the context shall require, and the term " Custodian" shall mean all of them, collectively. "

      SECTION 2.04 Compliance with Law. Section 3.05 of the Amended and Restated Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

            "Each Holder agrees that such Holder is bound by and subject to the Articles of Association of the Company as if such Holder were a holder of Shares, and each Holder agrees to comply with all applicable provisions of Finnish law and the Articles of Association of the Company, including any provision requiring such Holder to disclose within a prescribed period of time an interest in Shares in which their voting participation or their percentage of ownership of reaches, exceeds or falls below 5%, 10%, 15%, 20%, 25%, 30%, 50% or 66-2/3% of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provisions of Finnish law or otherwise. Each Holder acknowledges that failure by a Holder to provide on a timely basis any such required notification of such Holder's interest in Shares may result in the withholding of certain rights in respect of such Holder's ADSs including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such ADSs."

      SECTION 2.05 Charges of Depositary.

            (a) Section 5.06 of the Amended and Restated Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:


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

            "The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

            Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into the Depositary Trust Company ("DTC") or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC participant(s) receiving the ADSs from the Depositary or the DTC participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions are payable to the Depositary by Holders as of the applicable ADS record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash, the Depositary will invoice the applicable Holders as of the ADS record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash are charged by the Depositary to the DTC participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

            The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may


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

            from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal."

            (b) All references made in the Amended and Restated Deposit Agreement to the fees and charges of the Depositary shall, as of the Effective Date, refer to the fees and charges set forth in the Fee Schedule annexed as Exhibit B to this Amendment.

      SECTION 2.06 Voting by Electronic Means. To reflect the Depositary's current practice to distribute voting materials electronically and to accept voting instructions delivered by electronic means, the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by adding a new paragraph two to Section 4.08 thereof to read in its entirety as follows:

            "Notwithstanding anything contained in the Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials)."

      SECTION 2.07 Electronic Accessibility to Notices, Reports and Communications.

            (a) Section 4.10 of the Amended and Restated Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:


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

            "The Depositary shall make available for inspection by Holders at its Principal Office and at the office of each Custodian copies of this Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, Custodian or Nominee, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also distribute to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.08."

            (b) the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date to add a new Section 4.12 to read in its entirety as follows:

            " The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or submit certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549."

            (c) The second sentence of the second paragraph of Section 5.08 of the Amended and Restated Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

            "The Depositary shall arrange at the request of the Company and at the Company's expense to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement."

            (d) The second paragraph of Section 7.05 of the Amended and Restated Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

            "Any and all notices to be given to the Depositary shall be in writing and shall be deemed to have been duly given if delivered by hand, by a recognized international courier service, or by facsimile transmission confirmed by letter sent by a courier addressed to


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

            Citibank, N.A., 388 Greenwich St., 14th Floor, New York, New York 10013, Attention: ADR Department (facsimile 212-816-6865) or to any other address the Depositary may specify in writing."

            (e) The third paragraph of Section 7.05 of the Amended and Restated Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

            "Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders."

            (f) the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date to add a new fifth paragraph to Section 7.05, as of the Effective Date, to read in its entirety as follows:

            "Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason."

      SECTION 2.08 Termination. Section 6.02 of the Amended and Restated Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:


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

            "The Depositary shall, at any time at the written direction of the Company, terminate the Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05 of the Agreement, the Depositary may terminate the Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the "Termination Date". Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Agreement.

            If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell securities and other property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.06 of the Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Agreement.

            At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Agreement, in an un-segregated account and without liability for interest, for the pro - rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Agreement except (i) to


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

            account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section
            5.06 of the Agreement), and (ii) as may be required at law in connection with the termination of the Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Agreement, except for its obligations to the Depositary under Sections 5.06, 5.10 and 7.06 of the Agreement. The obligations under the terms of the Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Agreement."

                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01 Custodian. The form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended, as of the Effective Date, by deleting the second sentence of the lead in paragraph thereof in its entirety and inserting the following in its stead:

            "At the date of the Deposit Agreement (as defined below), each American Depositary Share represents one Share deposited under the Deposit Agreement with a Custodian, which at the date of execution of Amendment No. 1 to the Amended and Restated Deposit Agreement, is Nordea Bank Finland PLC, Aleksis Kiven katu 3-5, FI-00020 NORDEA, Finland (the "Custodian")."

      SECTION 3.02 Introductory Paragraph. The form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended, as of the Effective Date, by deleting the first sentence of paragraph (1) thereof in its entirety and inserting the following in its stead:


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

            "This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of March 28, 2000, by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs, as supplemented by that certain letter agreement, dated as of September 27, 2007, by and between the Company and the Depositary, and as amended by Amendment No. 1 to the Amended and Restated Deposit Agreement, dated as of February [__], 2008, by and between the Company and the Depositary (as so amended and supplemented and as further amended and supplemented from time to time, the "Deposit Agreement"), each of whom by accepting an ADS becomes bound by all the terms and provisions thereof."

      SECTION 3.03 Address of Depositary. The form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the ADR(s) issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by deleting the address of the Depositary on the signature page of the ADR and inserting the following in its stead:

            "The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A."

      SECTION 3.04 Compliance with Law. The form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the ADR(s) issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by deleting paragraph (7) thereof in its entirety and inserting the following in its stead:

            Each Holder agrees that such Holder is bound by and subject to the Articles of Association of the Company as if such Holder were a holder of Shares, and each Holder agrees to comply with all applicable provisions of Finnish law and the Articles of Association of the Company, including any provision requiring such Holder to disclose within a prescribed period of time an interest in Shares in which their voting participation or their percentage of ownership of reaches, exceeds or falls below 5%, 10%, 15%, 20%, 25%, 30%, 50% or 66-2/3% of such Shares outstanding or such other percentage as may


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

            be required from time to time pursuant to any provisions of Finnish law or otherwise. Each Holder acknowledges that failure by a Holder to provide on a timely basis any such required notification of such Holder's interest in Shares may result in the withholding of certain rights in respect of such Holder's ADSs including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such ADSs.

      SECTION 3.05 Charges of the Depositary. The form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the ADR(s) issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by deleting paragraph (8) thereof in its entirety and inserting the following in its stead:

            "The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

            (ii) Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

            (iii) Cash Distribution Fee: to any Holder of ADS(s), a fee not in
                  excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements);

            (iv) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional ADSs;

            (v) Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs;


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

            (vii) ADR Transfer Fee: to any person presenting an ADR for transfer, a fee not in excess of U.S. $1.50 per ADR so presented for transfer.

            In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (a) taxes (including applicable interest and penalties) and other governmental charges;

            (b) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (c) such cable, telex and facsimile transmission and Delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (f) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the Delivery or servicing of Deposited Securities.

            All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in the Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

            Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC participant(s) receiving the ADSs from the Depositary or the DTC participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions are payable to the Depositary by Holders as of the applicable ADS record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash, the Depositary will invoice the applicable Holders as of the ADS record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash are charged by the Depositary to the DTC participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

            The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05, Resignation and Removal of the Depositary; Appointment of Successor Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal."

      SECTION 3.06 All references to the fees and charges of the Depositary made in the form of ADR attached as Exhibit A to the Agreement and in each of the ADRs outstanding, as of the Effective Date, under the terms of the Amended and Restated Deposit Agreement shall, as of the Effective Date, refer to the fees and charges of the Depositary set forth in paragraph (8) of the Form of ADR attached as Exhibit A to this Amendment and the Fee Schedule attached as Exhibit B to this Amendment.

      SECTION 3.07 Voting by Electronic Means. To reflect the Depositary's current practice in which a Holders may vote electronically, the form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the ADR(s) issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by adding the following as a new paragraph two to Section (15) thereof:

            "Notwithstanding anything contained in the Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials)."

      SECTION 3.08 Available Information. Section (12) of the form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended, as of the Effective Date, by deleting such paragraph in its entirety and inserting the following in its stead:

            "The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549."

      SECTION 3.09 Reports: Inspection of Transfer Books. The first sentence of Section (17) of the form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended, as of the Effective Date, by deleting such sentence in its entirety and inserting the following in its stead:

            "The Depositary will make available for inspection by Holders at its Principal Office and at the principal office of the Custodian copies of the Agreement and any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, Custodian or either of its nominees, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also distribute to Holders copies of such notices, reports and communications when furnished by the Company as provided in the Agreement."

      SECTION 3.10 Termination of Agreement. Section (23) of the form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended, as of the Effective Date, by deleting such paragraph in its entirety and inserting the following in its stead:

            "The Depositary shall, at any time at the written direction of the Company, terminate the Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05 of the Agreement, the Depositary may terminate the Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the "Termination Date". Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Agreement.

            If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell securities and other property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.06 of the Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Agreement.

            At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Agreement, in an un-segregated account and without liability for interest, for the pro - rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section
            5.06 of the Agreement), and (ii) as may be required at law in connection with the termination of the Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Agreement, except for its obligations to the Depositary under Sections 5.06, 5.10 and 7.06 of the Agreement. The obligations under the terms of the Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Agreement."

                                   ARTICLE IV

                          ADDITIONS OF THE FEE SCHEDULE

      SECTION 4.01 Amendment to Fee Schedule. The Fee Schedule annexed as Exhibit B attached hereto is hereby added as Exhibit B to the Amended and Restated Deposit Agreement.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

      (a) This Amendment, when executed and delivered by the Company, and the Amended and Restated Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Amended and Restated Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in Finland, neither of such agreements need to be filed or recorded with any court or other authority in Finland, nor does any stamp or similar tax need be paid in Finland on or in respect of such agreements; and

      (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                   ARTICLE VI

                                  MISCELLANEOUS

      SECTION 6.01 Effective Date. This Amendment is dated as of February [__], 2008 and shall become effective for all purposes, including, without limitation, as to the outstanding ADSs, upon the later to occur of (i) the expiration of thirty (30) days after notice of this Amendment has been given to the holders of record of outstanding ADRs or (ii) the date upon which the Commission declares effective the applicable F-6 Registration Statement pursuant to which this Amendment has been filed with the Commission. (the "Effective Date").

      SECTION 6.02 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Amended and Restated Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 6.03 Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to distribute notices informing the Holders of ADSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 6.01 hereof, and (iv) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request.

      SECTION 6.04 Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

      SECTION 6.05 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Amended and Restated Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 6.06 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York.

      SECTION 6.07 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                             NOKIA CORPORATION


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             CITIBANK, N.A., as Depositary


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT A

Number___________                               CUSIP Number ___________________

                                                American Depositary Shares (Each
                                                American Depositary Share
                                                representing one ordinary share,
                                                without nominal value, of the
                                                Company)

                                [FORM OF FACE OF]

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       of

                                NOKIA CORPORATION

                (Incorporated in Finland with limited liability)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that ________________ is the owner of ________________ American Depositary Shares ("ADSs"), representing deposited ordinary shares, without nominal value, of the Company or evidence of the right to receive such shares ("Shares"), of Nokia Corporation, a corporation organized under the laws of Finland (the "Company"). At the date of the Deposit Agreement (as defined below), each American Depositary Share represents one ordinary Share deposited under the Agreement with a Custodian, which at the date of execution of Amendment No. 1 to the Amended and Restated Deposit Agreement, is Nordea Bank Finland PLC, Aleksis Kiven katu 3-5, FI-00020 NORDEA, Finland (the
"Custodian"). The number of Shares represented by each ADS is subject to change as provided in Article IV of the Deposit Agreement.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of March 28, 2000, by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs, as supplemented by that certain letter agreement, dated as of September 27, 2007, by and between the Company and the Depositary, and as amended by

Amendment No. 1 to the Amended and Restated Deposit Agreement, dated as of February [__], 2008, by and between the Company and the Depositary (as so amended and supplemented and as further amended and supplemented from time to time, the "Deposit Agreement"), each of whom by accepting an ADS becomes bound by all the terms and provisions thereof. The Agreement sets forth the rights of Holders of the ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Agreement are on file at the Principal Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this ADR are summaries of certain provisions of the Agreement and are qualified by and subject to the detailed provisions of the Agreement, to which reference is hereby made. Terms defined in the Agreement and not otherwise defined herein have the same defined meanings set forth in the Agreement.

      (2) Surrender of ADRs and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this ADR or for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by this ADR, and upon payment of the fee of the Depositary for the surrender of ADSs and withdrawal of Deposited Securities and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of the Agreement, such Holder will be entitled to (i) delivery of the Shares represented by the ADSs evidenced by such ADRs by book-entry credit to an account specified by such Holder within the Finnish Book-Entry Securities System and (ii) physical delivery to him or upon his order or, if available, to electronic transfer to an account designated by such person, of any other Deposited Securities so represented. Such delivery of Deposited Securities will be made promptly, as hereinafter provided. Each Holder requesting delivery of Deposited Securities against surrender of an ADR must deliver to the Depositary a written order containing delivery instructions. An ADR surrendered received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer.

      Upon the receipt of such order and compliance with the terms of this paragraph (2) the Depositary will direct the Custodian to make such book-entry transfer, deliver at the principal office of such Custodian or make an electronic transfer as provided above, in each case subject to the terms and conditions of the Agreement, to or upon the written order of the person or persons designated in such written instructions, such Deposited Securities, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any cash dividends or distributions with respect to the Deposited Securities, or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

      At the request, risk and expense of any Holder so surrendering an ADR, and for the account of such Holder the Depositary will direct the Custodian to forward certificate or certificates (if certificated Shares or other Deposited Securities may be delivered and other proper documents of title, if any, for such Deposited Securities to the Depositary for delivery at the Principal Office of the Depositary. Such direction may be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      The Depositary will not accept surrender of ADRs for the purpose of withdrawal of less than one Share or one other Deposited Security. In addition, the Depositary will only honor requests for withdrawal of whole numbers of Shares. An ADR surrendered by a Holder thereof and received by the Depositary for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly endorsed or accompanied by properly executed instruments of transfer.

      (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein and in the Agreement, this ADR is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this ADR properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law. Upon notice to the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Agreement or when requested by the Company. This ADR may be split into other ADRs or may be combined with other ADRs into one ADR, representing the same aggregate number of ADSs and registered in the name of the same Holder as the ADR or ADRs surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any ADR for the purpose of withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the depositor of Shares or the presenter of an ADR or the presenter of written instructions of a sum sufficient to pay or reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in Paragraph (8) of this ADR, may require the production of proof satisfactory to it as to the identity and genuineness of any signature, including but not limited to a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

      (4) Limitations on Distributions, Transfers and Withdrawals. The Depositary may refuse to register the transfer of any ADR, or make any distribution of, or related to. Deposited Securities or any withdrawal of Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable taxes or governmental charges, legal or beneficial ownership or other information as it or the Company may deem necessary or proper. Notwithstanding anything in the Agreement or this ADR to the contrary, the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding ADRs for the purpose of withdrawal of Deposited Securities may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities (or the appointed agent or agents for such issuer for the transfer and registration of such Deposited Securities) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) payment of fees, taxes and similar charges, or (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, in each case subject to the provisions of the following paragraph and General Instruction I.A.(1) of Form F-6 under the Securities Act.

      Without limitation of the foregoing, except as provided by Section 2.10 of the Deposit Agreement, neither the Depositary nor the Custodian shall knowingly accept for deposit under the Agreement any Shares required to be registered under the Securities Act prior to being offered and sold publicly in the United States unless a registration statement is in effect as to such Shares.

      (5) Liability of Holder For Taxes and Other Charges. If any Finnish or other tax or governmental charge shall become payable with respect hereto or to any Deposited Securities represented by the ADSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary and any Beneficial Owner hereof shall be liable to the Holder therefor. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this ADR or any withdrawal of Deposited Securities represented by the ADSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

      (6) Warranties by Deposit of Shares. Each person depositing Shares under this Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (ii) such Shares have been fully paid and are nonassessable, (iii) the person making such deposit is duly authorized to do so, and (iv) except as contemplated by Section 2.10 of the Deposit Agreement, the deposit of such Shares or sale of ADRs issuable upon such deposit is not restricted under the Securities Act. Such representations and warranties shall survive the deposit of Shares and the issuance or cancellation of ADRs.

      (7) Compliance with Law. Each Holder agrees that such Holder is bound by and subject to the Articles of Association of the Company as if such Holder were a holder of Shares, and each Holder agrees to comply with all applicable provisions of Finnish law and the Articles of Association of the Company, including any provision requiring such Holder to disclose within a prescribed period of time an interest in Shares in which their voting participation or their percentage of ownership of reaches, exceeds or falls below 5%, 10%, 15%, 20%, 25%, 30%, 50% or 66-2/3% of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provisions of Finnish law or otherwise. Each Holder acknowledges that failure by a Holder to provide on a timely basis any such required notification of such Holder's interest in Shares may result in the withholding of certain rights in respect of such Holder's ADSs including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such ADSs.

      (8) Charges of Depositary. The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

            (ii) Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

            (iii) Cash Distribution Fee: to any Holder of ADS(s), a fee not in
                  excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements);

            (iv) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional ADSs;

            (v) Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs;

            (vii) ADR Transfer Fee: to any person presenting an ADR for transfer, a fee not in excess of U.S. $1.50 per ADR so presented for transfer.

      In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (a) taxes (including applicable interest and penalties) and other governmental charges;

            (b) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (c) such cable, telex and facsimile transmission and Delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (f) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the Delivery or servicing of Deposited Securities.

      All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in the Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

      Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC participant(s) receiving the ADSs from the Depositary or the DTC participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions are payable to the Depositary by Holders as of the applicable ADS record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash, the Depositary will invoice the applicable Holders as of the ADS record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash are charged by the Depositary to the DTC participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

      The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05, Resignation and Removal of the Depositary; Appointment of Successor Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

      (9) Title to ADRs. Subject to the limitations set forth herein or in the Agreement, it is a condition of this ADR, and every successive Holder hereof by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) title to this ADR (and to each ADS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of this ADR as the absolute owner hereof for any purpose, including, without limitation, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Agreement to any holder hereof unless such holder is the Holder hereof.

      (10) Validity of ADR. This ADR shall not be entitled to any benefits under the Agreement or be valid or obligatory for any purpose, unless this ADR has been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar for the ADRs has been appointed, such signature may be a facsimile if this ADR is countersigned by the manual signature of a duly authorized signatory of such Registrar.

      (11) Disclosure of Beneficial Ownership. The Company and the Depositary may from time to time request the Holder or former Holders hereof to provide information as to the capacity in which they hold or held ADRs and regarding the identity of any other persons then or previously holding any beneficial or other interest in such ADRs and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Agreement whether or not still a Holder at the time of such request. The Depositary may enforce disclosure of beneficial or other ownership of ADRs by blocking transfer, voting and other rights when so instructed by the Company.

      (12) Available Information. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549.

Dated:

CITIBANK, N.A.,                              CITIBANK, N.A.,
Transfer Agent and Registrar                 as Depositary


By: _______________________________          By: _______________________________
         Authorized Signatory                             Vice President

      The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

                            [FORM OF REVERSE OF ADR]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                                OF THE AGREEMENT

      (13) Dividends and Distributions: Rights. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Securities, the Depositary shall promptly, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto and, subject to the provisions of the Deposit Agreement, convert or cause to be converted such foreign currency into dollars and will distribute promptly the amount thus received and any other dollars received by the Custodian or Depositary in respect of Deposited Securities (less any reasonable and customary expenses incurred by the Depositary in converting such foreign currency) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company, the Depositary or the Custodian in respect of taxes or other governmental charges. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into dollars transferable to the United States and distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may, subject to applicable laws and regulations make such conversion, if any, distribute in dollars to the extent permissible to the Holders entitled thereto and distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance (without liability for interest) for the respective accounts of, the Holders entitled thereto.

      Whenever the Custodian receives any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will, after consultation with the Company, cause the securities or property received by the Custodian to be distributed to the Holders entitled thereto in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution following consultation with the Company. If in the reasonable opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and will if the Company so requests, distribute to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional ADRs for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution. If the Depositary deems such distribution for any reason not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash. In lieu of issuing ADRs for fractional ADSs in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds converted into dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders entitled thereto as in the case of a distribution received in cash. If additional ADRs are not so distributed, each ADS will thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      In the event that the Company shall offer or cause to be offered to holders of any Deposited Securities an option to elect to receive dividends in fully-paid Shares instead of cash, the Depositary and the Company will consult to determine whether such option will be made available to Holders, and if such option is to be made available, the procedures to be followed. The offering of any such option to Holders shall be subject to Section 5.09 of the Deposit Agreement.

      In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto by means of warrants or otherwise, subject to Section 5.09 of the Agreement, or in disposing of such rights on behalf of such Holders and distributing the net proceeds in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and distribute the net proceeds to such Holders, then the Depositary will allow the rights to lapse; provided, however, that, if requested by the Company, the Depositary will (a) as soon as practicable, make such rights available to all or certain Holders by means of warrants or otherwise, if lawful and feasible or (b) if making such rights available to certain Holders is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, the Depositary will make reasonable efforts to sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper and allocate the net proceeds of such sales for the account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

      (14) Record Dates. Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is to be made, or whenever rights are to be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary receives notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary will fix a record date after consultation with the Company (which shall, to the extent practicable, be the same as the corresponding record date set by the Company) for the determination of the Holders who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive information as to such meeting, subject to the provisions of the Agreement.

      (15) Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, distribute to the Holders of Receipts (A) a notice in English which shall contain (i) such information as is contained in such notice of meeting, and (ii) a statement that the Holders as of the close of business in New York on a record date established by the Depositary pursuant to the terms of this Deposit Agreement will be entitled, subject to any applicable provisions of Finnish law and the Articles of Association of the Company and the terms of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by such Holder's ADSs, (B) a voting instructions card to be prepared by the Depositary and the Company (a "Voting Card") setting forth, inter alia, the date established by the Depositary for the receipt of such Voting Card (the "Cut-off-Date") and (C) copies or summaries in English of any materials provided by the Company for the purpose of enabling the Holders to give instructions for the exercise of such voting rights. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Shares.

      Notwithstanding anything contained in the Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

      As a precondition for exercising any voting rights, any persons holding ADSs who are not the Holders of the Receipt(s) registered in name on the books of the Depositary evidencing such ADSs (e.g., persons holding their ADSs through The Depository Trust Company) must arrange for the delivery in a blocked account ("Blocking"), established for such purposes by the Depositary, of the relevant number of ADSs for the period to commence and end on dates to be fixed by the Depositary (on dates which shall be as near as practicable to the corresponding date established by the Company in respect of the Shares) after consultation with the Company and set forth on the Voting Card (the "Blocking Period") to allow for such Holder's ADSs to be temporarily exchanged for Shares and such Shares to be registered in such Holder's name on the Finnish Book-Entry Securities System (the "Re-registration"). The Depositary will use its best efforts to implement and maintain procedures to allow for the Blocking of ADSs as contemplated by the preceding sentence. Holders of Receipts registered in the name on the books of the Depositary (other than the Depository Trust Company) will not, as a precondition for exercising voting rights, be required to deliver their ADSs to the Depositary for Blocking but will be required to irrevocably instruct the Depositary not to transfer the Receipts (and not to cancel such Receipts upon receipt of cancellation and withdrawal instructions) evidencing the ADSs in respect of which voting instructions have been given ("Stop Transfer Instructions") to allow for Re-registration. The Depositary shall, upon receipt of such Stop Transfer Instructions, refuse to transfer (and cancel Receipts upon receipt of cancellation and withdrawal instructions) the Receipts indicated in such Stop Transfer Instructions, during the Blocking Period.

      The Depositary shall not be responsible if any such instructions are not carried out or for the manner in which instructions are carried out or the effect of any such action or omission, provided that such action or omission is without negligence and in good faith. Each Holder agrees that neither the Depositary nor the Custodian shall have any responsibility for any Shares that are transferred to the account of any Holder in the Finnish Book-Entry Securities System pursuant to any such instructions.

      Upon receipt by the Depositary from a Holder of ADSs of (i) a properly completed Voting Card on or before the Cut-off Date and (ii) either the requisite number of ADSs delivered for Blocking or duly completed Stop Transfer Instructions, the Depositary will, in respect of such ADSs, forward the voting instructions contained in the Voting Card to the Custodian and will instruct the Custodian to use its best efforts, insofar as practical and permitted under any applicable provisions of law and the Articles of Association of the Company, to vote or cause to be voted the Shares represented by such ADSs in accordance with the instructions set forth in such Voting Card. The Depositary will only vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by ADSs in respect of which a properly completed Voting Card has been received. In the case of a Voting Card received in respect of any holder of ADSs who is not the Holder of the Receipt evidencing such ADSs on the books of the Depositary, the Depositary will not vote or cause to be voted the number of Shares represented by such ADSs unless the Depositary has received verification that such number of ADSs has been deposited in a blocked account for the Blocking Period by such person. The Depositary will not vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by ADSs in respect of which the Voting Card is not properly completed or in respect of which (and to the extent) the voting instructions included in the Voting Card are illegible or unclear.

      The Depositary will use its best efforts to cooperate with any information agent retained by the Company in connection with the distribution of voting materials as contemplated by this Section.

      Holders of ADSs who wish to attend any meeting of the Company's shareholders in person will need to (1) withdraw the Deposited Securities represented by their ADSs pursuant to Section 2.05 of this Agreement and (2) make separate arrangements with the Company regarding the Company's voting procedures.

      Notwithstanding anything in this Depositary Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with United States law or the Articles of Association of the Company.

      (16) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities under the Agreement, subject to the terms of the Agreement, and the ADSs shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new ADRs are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and will, if the Company so requests, execute and deliver additional ADRs, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Agreement in respect of the Deposited Securities, the Depositary will give notice thereof, at the Company's expense, in writing to all Holders.

      (17) Reports: Inspection of Transfer Books. The Depositary will make available for inspection by Holders at its Principal Office and at the principal office of the Custodian copies of the Agreement and any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, Custodian or either of its nominees, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also distribute to Holders copies of such notices, reports and communications when furnished by the Company as provided in the Agreement. The Depositary will keep books at its Principal Office for the registration of ADRs and their transfer which at all reasonable times will be open for inspection by Holders and the Company, provided that such inspection is not for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Agreement or the ADRs. After consultation with the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or upon the request of the Company.

      (18) Withholding. Notwithstanding any other provision of the Agreement, in the event that the Depositary determines that any distribution of property (including Shares or rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto, in proportion to the number of ADSs held by them respectively.

      Notwithstanding any other provision of this Agreement, before making any distribution or other payment on any Deposited Securities, the Company may make such deductions (if any) which, by the laws of Finland, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company shall have no obligation to any Holder to apply a rate under any treaty or other arrangement between Finland and the country within which such Holder is resident unless such Holder has timely provided to the company evidence of the residency of such Holder that is satisfactory to the relevant tax authorities of Finland.

      (19) Certain Rights of the Depositary: Limitations. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADSs. The Depositary may execute and deliver ADSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records on behalf of the Company in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. Neither the Depositary nor the Custodian, as such, shall lend Shares or ADSs; provided, however, the Depositary reserves the right to (i) execute and deliver ADRs prior to the receipt of Shares pursuant to Section 2.02 of the Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADRs pursuant to Section
2.05 of the Agreement, including ADRs which were issued under (i) above but for which Shares may not have been received. The Depositary may receive ADRs in lieu of Shares under (i) above and receive Shares in lieu of ADRs under (ii) above. Each such transaction shall be (a) accompanied by (x) a written representation by the person or entity (the "Applicant") to whom ADRs are issued or Shares delivered that at the time the Depositary executes and delivers such ADRs or delivers such Shares, the Applicant or its customer owns the Shares or ADRs to be delivered to the Depositary or (y) such evidence of ownership of Shares or ADRs as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or ADRs in trust for the Depositary until their delivery to the Depositary or Custodian and reflect on its records the Depositary as owner of such Shares or ADRs and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days' notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of ADRs executed and delivered by it under (i) above and outstanding at any time, generally will not exceed thirty percent (3 0%) of the ADRs executed and delivered by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian. The Depositary will also set limits with respect to the number of ADRs and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

      Collateral provided by an Applicant for ADRs or Shares, but not the earnings thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

      (20) Liability of the Company and the Depositary. Neither the Depositary nor the Company will incur any liability to any Holder of this ADR, if by reason of any provision of any present or future law of the United States, Finland or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Agreement or the ADRs to Holders, except that each of them agrees to act in good faith and without negligence in the performance of such duties as are specifically set forth in the Agreement. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into the Agreement against the Depositary or the Company. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and its agents and the Company and its agents may rely and will be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of the Agreement, the Depositary may own and deal in any class of securities of the Company (and its affiliates) and in ADRs.

      (21) Resignation and Removal of Depositary: Substitution of Custodian. The Depositary may at any time resign as Depositary under the Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the later of 60 days after the giving of such notice and the appointment of a successor depositary and its acceptance of such appointment as provided in the Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which will become effective upon the later of 60 days after the giving of such notice and the appointment of a successor depositary and its acceptance of such appointment as provided in the Agreement. The term "Depositary" shall also refer to any successor depositary appointed pursuant to this paragraph 21. The Depositary, after consultation with the Company, will use reasonable efforts to appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

      (22) Amendment of Agreement and ADRs. The form of the ADRs and the Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which imposes or increases any fees or charges (other than the fees of the Depositary for the issuance, execution and delivery of ADRs and taxes or other governmental charges), or which otherwise prejudices any substantial existing right of Holders, will not, however, become effective as to outstanding ADRs until the expiration of 30 days after notice of such amendment has been given to the Holders of outstanding ADRs. Every Holder of this ADR at the time any amendment so becomes effective will be deemed, by continuing to hold this ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

      (23) Termination of Agreement. The Depositary shall, at any time at the written direction of the Company, terminate the Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty
(30) days prior to the date fixed in such notice for such termination. If ninety

(90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05 of the Agreement, the Depositary may terminate the Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty
(30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the "Termination Date". Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Agreement.

      If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell securities and other property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in
Section 5.06 of the Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Agreement.

      At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Agreement, in an un-segregated account and without liability for interest, for the pro - rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.06 of the Agreement), and (ii) as may be required at law in connection with the termination of the Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Agreement, except for its obligations to the Depositary under Sections 5.06, 5.10 and 7.06 of the Agreement. The obligations under the terms of the Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Agreement.

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please insert security or other
identifying number of assignee

-------------------------------



-------------------------------


________________________________________________________________________________
                          Please print or typewrite name and address of assignee

the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints


________________________________________________________________________________
attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.


Dated: __________________           Signature __________________________________

                                    NOTE: The signature to any endorsement
                                    herein must correspond with the name as
                                    written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

                                    If the endorsement be executed by an
                                    attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

                                    All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association Inc.

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Amended and Restated Deposit Agreement.

(I)   Depositary Fees

      The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

-------------------------------------------------------------------------------------------------------------------
                Service                                Rate                               By Whom Paid
-------------------------------------------------------------------------------------------------------------------
(1)      Issuance of ADSs upon deposit   Up to U.S. $5.00 per 100 ADSs (or     Person depositing Shares or person
         of Shares (excluding            fraction thereof) issued.             receiving ADSs.
         issuances as a result of
         distributions described in
         paragraph (4) below).
-------------------------------------------------------------------------------------------------------------------
(2)      Delivery of Deposited           Up to U.S. $5.00 per 100 ADSs (or     Person surrendering ADSs for
         Securities against surrender    fraction thereof) surrendered.        purpose of withdrawal of Deposited
         of ADSs.                                                              Securities or person to whom
                                                                               Deposited Securities are Delivered.
-------------------------------------------------------------------------------------------------------------------
(3)      Distribution of cash            Up to U.S. $2.00 per 100 ADSs (or     Person to whom distribution is made.
         dividends or other cash         fraction thereof) held.
         distributions (i.e., sale of
         rights and other
         entitlements).
-------------------------------------------------------------------------------------------------------------------
(4)      Distribution of ADSs pursuant   Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
         to (i) stock dividends or       fraction thereof) held.
         other free stock
         distributions, or
         (ii) exercise of rights to
         purchase additional ADSs.
-------------------------------------------------------------------------------------------------------------------
(5)      Distribution of securities      Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
         other than ADSs or rights to    fraction thereof) held.
         purchase additional ADSs
         (i.e., spin-off shares).
-------------------------------------------------------------------------------------------------------------------
(6)      Transfer of ADRs.               U.S. $1.50 per certificate            Person presenting certificate for
                                         presented for transfer.               transfer.
-------------------------------------------------------------------------------------------------------------------

(II)  Charges

      Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and Delivery expenses as are expressly provided in the Amended and Restated Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or Delivery of Deposited Securities.

                                    EXHIBIT C

                               NOTICE OF AMENDMENT

To the Holders of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"), representing the Deposited Securities of the Company.

--------------------------------------------------------------------------------
Company:                            Nokia Corporation, a company incorporated
                                    and existing under the laws of the Republic
                                    of Finland.
--------------------------------------------------------------------------------
Depositary:                         Citibank, N.A.
--------------------------------------------------------------------------------
Custodian:                          Nordea Bank Finland PLC, Aleksis Kiven katu
                                    3-5, FI-00020 NORDEA, Finland
--------------------------------------------------------------------------------
Deposited Securities:               Shares of common stock of the Company (the
                                    "Shares").
--------------------------------------------------------------------------------
ADS CUSIP No.:                      [______]
--------------------------------------------------------------------------------
Shares to ADS Ratio:                One Share to One ADS.
--------------------------------------------------------------------------------
Deposit Agreement:                  Amended and Restated Deposit Agreement,
                                    dated as of March 28, 2000 (as so amended
                                    and supplemented and as further amended and
                                    supplemented from time to time, the "Amended
                                    and Restated Deposit Agreement"), by and
                                    among the Company, the Depositary and all
                                    Holders and Beneficial Owners of ADSs
                                    evidenced by ADRs, as supplemented by that
                                    certain letter agreement, dated as of
                                    September 27, 2007, by and between the
                                    Company and the Depositary, and as amended
                                    by Amendment No. 1 to the Amended and
                                    Restated Deposit Agreement, dated as of
                                    February [__], 2008 by and among the
                                    Company, the Depositary and all Holders and
                                    Beneficial Owners of ADSs evidenced by ADRs.
--------------------------------------------------------------------------------
Effective Date:                     The later to occur of (i) the expiration of
                                    30 days from the date hereof and (ii) date
                                    on which the US Securities and Exchange
                                    Commission declares effective the Post
                                    Effective Amendment No. 1 to Form F-6
                                    Registration Statement.
--------------------------------------------------------------------------------

Pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary have agreed to amend the Deposit Agreement, the form of ADR attached as Exhibit A to the Deposit Agreement and all outstanding ADRs to enable the
Depositary: (i) to charge certain additional fees in respect of the ADSs (a copy of the newly added Fee Schedule is attached to this Notice); (ii) to distribute the Company's reports, voting materials and voting instructions by electronic means; and (iii) to make an immediate sale of Deposited Securities after the termination of the Deposit Agreement if deemed desirable.

A draft copy of Amendment No. 1 to the Deposit Agreement has been filed with the SEC under cover of Post Effective Amendment No. 1 to Registration Statement on Form F-6 (Registration No. 105373).

By continuing to hold any outstanding ADS issued under the Deposit Agreement after the Effective Date, you will be deemed to have agreed to be bound by the Deposit Agreement as amended by the Amendment. The Depositary shall arrange to have new ADRs printed that reflect the changes effected by the Amendment No.1 to the Deposit Agreement. However, ADRs issued prior to the Effective Date do not need to be surrendered for exchange. If you hold ADSs in uncertificated form, you do not need to take any action.

Copies of the Deposit Agreement and the form of Amendment are available from the SEC's website at www.sec.gov and from the Depositary's office located at 388 Greenwich Street, New York, New York 10013. If you have any questions regarding the Amendment, please call Citibank, N.A. -- ADS Holder Services at 1-877-881-5969.

                                                   Citibank, N.A., as Depositary

February [__], 2008

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Amended and Restated Deposit Agreement.

(I)   Depositary Fees

      The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

-------------------------------------------------------------------------------------------------------------------
                Service                                Rate                               By Whom Paid
-------------------------------------------------------------------------------------------------------------------
(1)      Issuance of ADSs upon deposit   Up to U.S. $5.00 per 100 ADSs (or     Person depositing Shares or person
         of Shares (excluding            fraction thereof) issued.             receiving ADSs.
         issuances as a result of
         distributions described in
         paragraph (4) below).
-------------------------------------------------------------------------------------------------------------------
(2)      Delivery of Deposited           Up to U.S. $5.00 per 100 ADSs (or     Person surrendering ADSs for
         Securities against surrender    fraction thereof) surrendered.        purpose of withdrawal of Deposited
         of ADSs.                                                              Securities or person to whom
                                                                               Deposited Securities are Delivered.
-------------------------------------------------------------------------------------------------------------------
(3)      Distribution of cash            Up to U.S. $2.00 per 100 ADSs (or     Person to whom distribution is made.
         dividends or other cash         fraction thereof) held.
         distributions (i.e., sale of
         rights and other
         entitlements).
-------------------------------------------------------------------------------------------------------------------
(4)      Distribution of ADSs pursuant   Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
         to (i) stock dividends or       fraction thereof) held.
         other free stock
         distributions, or
         (ii) exercise of rights to
         purchase additional ADSs.
-------------------------------------------------------------------------------------------------------------------
(5)      Distribution of securities      Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
         other than ADSs or rights to    fraction thereof) held.
         purchase additional ADSs
         (i.e., spin-off shares).
-------------------------------------------------------------------------------------------------------------------
(6)      Transfer of ADRs.               U.S. $1.50 per certificate            Person presenting certificate for
                                         presented for transfer.               transfer.
-------------------------------------------------------------------------------------------------------------------

(II)  Charges

      Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and Delivery expenses as are expressly provided in the Amended and Restated Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or Delivery of Deposited Securities.


                                      B-2